                                                                   EXHIBIT 10.57


                        COMMON STOCK PURCHASE AGREEMENT

                                    BETWEEN

                        TEXAS BIOTECHNOLOGY CORPORATION

                                      AND

                               LG CHEMICAL, LTD.

                                     DATED

                               OCTOBER 10, 1996

                        COMMON STOCK PURCHASE AGREEMENT

   THIS AGREEMENT, dated as of October 10, 1996, is between Texas Biotechnology Corporation, a Delaware corporation (the "Company"), and LG Chemical, Ltd., a Korean corporation (the "Purchaser").

   In consideration of the mutual promises and covenants contained in this Stock Purchase Agreement (the "Agreement") and in the Strategic Alliance between the Company and the Purchaser entered into as of the date hereof (the "Strategic Alliance") relating to the Company's development of small molecule endothelin receptor antagonist compounds and selectin antagonist compounds, the parties hereto hereby agree as follows:

1. Purchase of Common Stock
   ------------------------

   Section 1.1 Purchase. Subject to the terms and conditions of this Agreement, the Purchaser hereby purchases 1,250,000 shares (the "Shares") of the Company's common stock, par value $.005 per share (the "Common Stock"), for and in consideration of the purchase amount of $5,000,000.

   Section 1.2 Option to Purchase Additional Shares. The Company hereby grants to the Purchaser an Option (the "Option") entitling it to purchase additional shares of Common Stock determined as set forth below (the "Option Shares") on one and only one of the following four exercise dates (the "Exercise Dates"):
March 31, 1997; June 30, 1997; September 30, 1997; or December 31, 1997. The
Purchaser shall notify the Company of its intent to exercise the Option 30 calendar days prior to the Exercise Date. The aggregate purchase amount of the Option Shares shall be equal to the difference between $10,000,000 and the sum of $5,000,000 plus the Consortium Investment; provided in no event will the purchase amount be less than $1,000,000. The "Consortium Investment" means the aggregate dollar value of shares of Common Stock purchased by a consortium of Korean accredited Investors (the "Investor Consortium") pursuant to an investment agreement which may be entered into by and between the Company and the Investor Consortium. The per share price of the Option shall be negotiated in good faith between the parties no later than 5 calendar days prior to the Exercise Date. In the event that the parties fail to negotiate such price prior to such deadline, the stock option shall not be exercisable on such Exercise Date. Payment of the exercise price for the Option Shares purchased under the Option shall be delivered in accordance with Section 2.2(b) herein. The purchase and sale of the Shares and Option Shares hereunder is referred to as the "Offering."

2. Closing Regarding Shares and Option Shares; Deliveries
   ------------------------------------------------------

   Section 2.1 Closing Date. The closing date for the purchase and sale of the Shares shall be a date, not later than October 15, 1996, when all of the applicable conditions set forth in Sections 5 and 6 hereto have been met (the "Closing Date"). The closing date for the purchase and sale of the Option Shares shall be the date upon which all of the applicable conditions set forth in Sections 5 and 6 hereto have been met (the "Second Closing Date").

   Section 2.2 Deliveries.

   (a) In accordance with the escrow agreement attached hereto as Exhibit A (the "Escrow Agreement"), on the Closing Date the Company shall deliver to the designated escrow agent (the "Escrow Agent") for the benefit of the Purchaser a certificate representing the Shares, registered in the name of the Purchaser, in consideration of the receipt of payment of the purchase price of the Shares in U.S. currency by wire transfer, certified or cashier's check, or other method acceptable to the Company, in the Company's United States account designated by the Company.

   (b) On the Second Closing Date the Company shall deliver to an escrow agent mutually acceptable to the parties hereto, a certificate or certificates representing the Option Shares, registered in the name of the Purchaser, in consideration of the receipt of payment of the purchase price of the Option Shares in U.S. currency by wire transfer, certified or cashier's check, or other method acceptable to the Company, in the United States account designated by the Company.

   Section 2.3 Conclusion of Offering. The Closing Date and Second Closing Date shall be deemed to be the conclusion of the purchase and sale of the Shares and Option Shares, respectively. For purposes of clarifying the applicable restricted period (as such term is defined in Rule 902(m) of Regulation S ("Regulation S") of the Securities Act of 1933 (the "1933 Act")) for the Shares, the period commencing on the Closing Date and ending 40 days thereafter shall be deemed the "Restricted Period." For purposes of clarifying the restricted period for the Option Shares, the period commencing on the Second Closing Date and ending 40 days thereafter shall be deemed the "Second Restricted Period."

   Section 2.4 Release of Shares by Escrow Agent. The parties agree that the Escrow Agent shall hold the Shares and Option Shares for the benefit of the Purchaser for the duration of the Restricted Period and Second Restricted Period, as applicable; provided, that the Purchaser may retain the right to vote with respect to the Shares and/or Option Shares and the right to receive dividends while the Shares and/or the Option Shares are held by the Escrow Agent. Subject to the terms hereof, including Section 2.5 below, following the expiration of the Restricted Period and Second Restricted Period the Escrow Agent, at the direction of the Purchaser, shall deliver certificates representing the Shares and Option Shares, respectively, to the Purchaser, registered in the name of the Purchaser and free of any restrictive legend.

   Section 2.5 Transfer Restrictions. The Purchaser agrees that the Shares may not be transferred, sold, hypothecated, assigned, or otherwise disposed of for a period of one year following the Closing Date (the "Holding Period") and the Option Shares may not be transferred, sold, hypothecated, assigned, or otherwise disposed of for a period of one year following the Second Closing Date (the "Second Holding Period"). After the Holding Period and Second Holding Period, as applicable, the Shares and Option Shares will only be resold by it (a) in compliance with Regulation S, under which LG Chem has a right to freely transfer or dispose of any of the Shares or Option Shares after the Holding Period and Second Holding Period, as applicable, subject to the restrictions of this Agreement, (b) pursuant to an exemption from registration under the 1933 Act other than Regulation S, or (c) pursuant to an effective and current registration statement under the 1933 Act; provided, however, that the purchaser may retain the right to vote with respect to the Shares and/or Option Shares and the right to receive dividends during the Holding Period and Second Holding Period, as applicable. Moreover, in the event the Company files a registration statement with the Commission for a public offering of securities, upon notice from the Company the Purchaser agrees not to transfer, offer, sell, hypothecate or otherwise dispose of any Common Stock for the period of time beginning with the date of the filing of the registration statement and ending 90 days after the closing of the public offering (such restriction referred to as the "Public Offering Restriction").

3. Representations and Warranties of the Company
   ---------------------------------------------

   The Company hereby represents and warrants to the Purchaser as follows:

   Section 3.1 Organization and Standing. The Company is a corporation duly organized, and is validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to sell and issue the Shares and Option Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

    Section 3.2 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary to authorize the execution and delivery of this Agreement, the performance of the Company's obligations hereunder and the sale and issuance of the Shares and the Option Shares has been duly taken or will be taken before the Closing. This Agreement has been duly executed and delivered by the Company and is a valid and legally binding obligation of the Company, which is enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement by the Company, the performance of its obligations hereunder and the sale and issuance of the Shares and Option Shares will not violate any law applicable to the Company or its Certificate of Incorporation or Bylaws or breach or be a default under (with or without the giving of notice or the lapse of time) any material contract, agreement or instrument to which the Company is a party. The Shares and Option Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and adverse claims other than restrictions on transfer under this Agreement and applicable federal and state securities laws or those that are imposed by or through the Purchaser.

   Section 3.3 Registration Not Required. Subject to the truth and accuracy of the representations of the Purchaser set forth in Section 4 of this Agreement, the sale to the Purchaser of the Shares and Option Shares provided for in this Agreement and the issuance of the Shares and Option shares hereunder, are made pursuant to "Regulation S" of the 1933 Act and therefore are exempt from registration under the Securities Act and the registration requirements imposed by the securities laws of the State of Delaware, and neither the Company nor any person acting on its behalf will take any action hereafter that would cause the loss of such exemption.

   Section 3.4 Disclosure. The Company has delivered, and the Purchaser acknowledges receipt of, the Company's annual report on Form 10-K for the fiscal year ending December 31, 1995, the Company's quarterly report on Form 10-Q for the fiscal quarters ending March 31, 1996 and June 30, 1996 (collectively, the "Reporting Documents") and the Company's most recent

Registration Statement, dated May 30, 1996, Registration No. 333-3433, as filed with the Commission (the "Registration Statement"), which Reporting Documents and Registration Statement are true and correct in all respects. There has been no material adverse change in the Company's financial position or results, business or prospects since June 30, 1996.

   Section 3.5 Environmental Compliance. To the knowledge of the Company, the Company's operations and use of its assets do not violate in any material respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
(S) 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (17 U.S.C.
(S) 2601 et seq.) and analogous federal, interstate, state and local requirements, as any of the foregoing may have been amended or supplemented from time to time.

   Section 3.6 Compliance with Other Laws. The Company is currently in compliance in all material respects with the terms of all licenses, permits and authorizations necessary for the lawful conduct of the business of the Company. The Company is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse effect on the Company's assets or its financial condition.

   Section 3.7 Subsidiaries. Other than ImmunoPhamaceutics, Inc., a California based company, and wholly-owned subsidiary of the Company, there is no corporation, partnership, joint venture, business trust or other legal entity in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership.

   Section 3.8 Litigation. Except as set forth in the Reporting Documents, there is no lawsuit, action, arbitration, mediation, administrative proceeding, investigation by a governmental authority, or other legal proceeding pending or, to the knowledge of the Company, threatened against the Company, which would have a material adverse effect on the Company's assets or its financial condition. In addition, the Company is not subject to any court order, writ, injunction, court decree, settlement agreement, or judgment that contains or orders any ongoing obligations (whether prohibitory or mandatory in nature).

   Section 3.9 Liabilities. The Company does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the Company's assets or its financial condition, other than those reflected in the Reporting Documents.

   Section 3.10 Compliance with Securities Laws. All securities of the Company have been issued in compliance, in all material respects, with applicable federal or state securities laws.

4.  Representations and Warranties of the Purchaser.
    -----------------------------------------------

   The Purchaser hereby represents and warrants to the Company as follows:

   Section 4.1 Exempt Offering. The Purchaser understands that the Shares and Option Shares have not been registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares and Option Shares hereunder are exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S, that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein, and that in order to obtain such exemption, the transfer of such Shares and Option Shares is restricted by Section 2.5(a), (b) and (c) of this Agreement.

   Section 4.2 Compliance with Transfer Restrictions. The Purchaser hereby covenants and agrees to comply with the transfer restrictions provided in
Section 2.5.

   Section 4.3 Notification Requirement. Subject to the restrictions in this Agreement, LG Chem has a right to freely transfer or dispose of any of the Shares or Option Shares after the one year Holding Period and Second Holding Period, as applicable. LG Chem will, however, first consult with TBC before disposing of any of the Shares or Option Shares and will attempt to coordinate the sales of the Shares and Option Shares with TBC in the best interests of both parties. However, LG Chem may transfer the Shares and Option Shares in its sole discretion if the effort at coodination fails.

   Section 4.4 Investment Intent. The Purchaser is purchasing the Shares and Option Shares for the Purchaser's own account for purposes of investment and not for other persons and not with a view to the distribution of any of the Shares or Option Shares.

   Section 4.5 Information. The Purchaser has received a copy of the Registration Statement and the Reporting Documents and has carefully read the Registration Statement and the Reporting Documents. Other than those representations contained in this Agreement, the Registration Statement, or the Reporting Documents, in entering this Agreement the Purchaser has not relied on any other oral or written representations regarding the Company or its prospects. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and the business, properties, financial condition and prospects of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser in the Registration Statement and the Reporting Documents or otherwise.

   Section 4.6 Non-U.S. Person. The Purchaser is a non-U.S. person (as defined below) and is not purchasing the Shares or the Option Shares for the account or benefit of a U.S. Person. The statements made in this Agreement concerning the Purchaser are true and correct. A non-U.S. person is a person who is not:

         (a)  a natural person resident in the United States;

         (b) a partnership or corporation organized or incorporated under the laws of the United States;

         (c)  an estate of which any executor or administrator is a U.S. person;

         (d)  a trust of which any trustee is a U.S. person;

         (e) an agency or branch of a foreign entity located in the United States;

         (f) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

         (g) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

         (h)  a partnership or corporation if:

              (i) organized or incorporated under the laws of any foreign jurisdiction; and

              (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited Purchasers" (as defined in Regulation D under the Securities Act) who are not natural persons, estates, or trusts.

         (i) Notwithstanding the foregoing, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

         (j) Notwithstanding the foregoing, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a "U.S. person" if:

              (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

              (ii) the estate is governed by foreign law.

         (k) Notwithstanding the foregoing, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a "U.S. person" if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a "U.S. person."

         (l) Notwithstanding the foregoing, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a "U.S. person."

         (m) Notwithstanding the foregoing, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

              (i)  the agency or branch operates for valid business reasons; and

              (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

         (n) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates, and pension plans shall not be deemed "U.S. persons." Regulation S under the Securities Act defines "United States" to mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

   Section 4.7 Purchaser Sophistication; Suitability. The Purchaser is an "accredited purchaser" as that term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of investment in the Shares and Option Shares. The Purchaser has determined that the Shares and Option Shares are a suitable investment for the Purchaser and that the Purchaser could bear the complete loss of the Purchaser's investment in the Shares and Option Shares.

   Section 4.8 Capacity: Enforceability. The Purchaser represents and warrants that this Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

   Section 4.9 Lawful Transaction. Neither the Purchaser nor the Company is violating the law of the Purchaser's domicile or of its principal place of business by conducting or participating in the Offering or the transactions contemplated by this Agreement.

   Section 4.10 Offering Structure. The Purchaser represents and warrants that the Purchaser is not acquiring the Shares or Option Shares in reliance on any other party acquiring shares of the Common Stock under the same or similar terms.

   Section 4.11 Indemnification. The Purchaser shall indemnify the Company, each of its directors and officers, each agent, each legal counsel and independent accountant of the Company and each person who controls the Company (within the meaning of the Securities Act), against any and all claims, losses and liabilities (and actions and proceedings in respect thereof) arising out of or related to any breach of any warranty or agreement made by the Purchaser in this Section 4 or any misrepresentation of the Purchaser contained herein and will reimburse the Company, such directors, officers, agents, persons or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, liability, action or proceeding.

   Section 4.12 No Short Sales. The Purchaser agrees to refrain from "short" sales of the Common Stock prior to the Closing and for a period of one year following the Closing Date, and for so long as the Public Offering Restrictions apply. As to the Option Shares, the Purchaser agrees to refrain from "short" sales of the Common Stock prior to the Second Closing and for a period of one year following the Second Closing Date, and for so long as the Public Offering Restriction applies. The term "short sale" is defined by Rule 3b-3 of the Securities and Exchange Act of 1934 as "any sale of a security which the seller does not own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller."

5.  Conditions to Purchaser's Obligations at Closing.
    ------------------------------------------------

    The Purchaser's obligations to purchase the Shares and Option Shares are subject to the fulfillment on or before the Closing Date and Second Closing Date, as applicable, of the following conditions to the extent not waived by the Purchaser.

   Section 5.1 Government Approval. Any Korean governmental clearance necessary for consummating the sale of the Shares or Option Shares, as the case may be, shall have been obtained.

     Section 5.2 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date and Second Closing Date, as applicable.

     Section 5.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date and Second Closing Date, as applicable, shall have been performed or complied with in all respects.

     Section 5.4 Closing Date. The Closing Date shall be on or before October 15, 1996.

     Section 5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated on the Closing Date and Second Closing Date, as applicable, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the special counsel to the Purchaser, and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     Section 5.6 Strategic Alliance. The Company and the Purchaser shall have entered into the Strategic Alliance.

     Section 5.7 Legal Opinion. The company will cause its legal counsel to issue a legal opinion on the Closing Date.

6. Conditions to Company's Obligations at Closing.
   -----------------------------------------------
     The Company's obligation to sell the Shares and Option Shares is subject to the fulfillment on or before the Closing Date and Second Closing Date, as applicable, of the following conditions to the extent not waived by the Company:

     Section 6.1 Governmental Approval. Any Korean governmental clearance necessary for consummating the sale of the Shares or Option Shares, as the case may be, shall have been obtained.

     Section 6.2 Closing Date; Receipt of Payment. The Closing Date shall be on or before October 15, 1996, and the Company shall have received payment in U.S. currency in its designated bank account located in the United States for the Shares and Option Shares, as applicable.

     Section 6.3 Representations Correct. The representations and warranties made in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and Second Closing Date, as applicable.

     Section 6.4 Qualifications, Legal Investment. No stop order or other order enjoining the sale of the Shares or Option Shares, as applicable, shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Commission or any other person or governmental authority. On the Closing Date and Second Closing Date, the sale and issuance of the Shares and Option Shares, respectively, shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

7. Dispute Resolutions. All disputes under this Agreement shall be settled, if possible, through good faith negotiations between the parties. In the event such good faith negotiations are unsuccessful, either party will, after 30 days' written notice to the other, submit the matter in dispute to the American Arbitration Association ("AAA") to be settled by arbitration by a panel of three arbitrators in New York, New York in accordance with the commercial arbitration rules of the AAA. Each party shall appoint one arbitrator and the two arbitrators so named will select the third, who shall act as chair of the arbitration panel. If one party fails to appoint its arbitrator or if the parties' arbitrators cannot agree on the selecting of the third, the AAA shall make the necessary appointments. The arbitrators shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they may determine. Upon reasonable notice and prior to any hearing, the parties will allow document discovery and will disclose all materials relevant to the subject matter of the dispute within 60 days following selection of the arbitrators. The arbitrators shall make final determinations as to any discovery disputes. A hearing on the matter in dispute shall commence within 90 days following selection of the arbitrators and the decision of the arbitrators shall be rendered no later than 60 days after commencement of such hearing. The determination of the arbitrators shall be conclusive and binding upon the parties and judgment may be entered thereon and enforced by any court of competent jurisdiction, including the courts of the State of New York or the United States District Court for the Southern District of New York, and each party hereby irrevocably consents to the jurisdiction of such courts for such purpose.

8.  Miscellaneous
    -------------

        Section 8.1 Survival. The representations, warranties, covenants and agreements made by the parties herein shall survive any investigation made by the Purchaser or the Company and shall survive the Closing Date and Second Closing Date.

        Section 8.2 Expenses. The Company, the Escrow Agent and the Purchaser shal each bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

        Section 8.3 Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

        If to the Company:

                Texas Biotechnology Corporation
                7000 Fannin, Suite 1920
                Houston, Texas  77030

                Attention:  David B. McWilliams
                Telephone:  (713) 796-8822
                Facsimile:  (713) 796-8232

        If to the Purchaser:

                LG Chemical, Ltd.
                LG Twin Tower
                20, Yoido-dong, Yongdungpo-gu
                Seoul 150-721, Korea
                Attn:  Kyu D. Kim, Ph.D.
                Telephone:  (02) 3773-7270
                Facsimile:  (02) 3773-7967

        Section 8.4 Successors and Assigns. Except as otherwise provided herein, the terms of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives and corporate or partnership successors of the parties. The Purchaser may not assign its rights to purchase Common Stock hereunder without the prior written consent of the Company.

        Section 8.5 This Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. There are no oral conditions precedent to the effectiveness of this Agreement.

        Section 8.6 Non-Waiver. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

        Section 8.7 Waivers. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

        Section 8.8 Amendments. No amendments, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

        Section 8.9 Severability. The terms of this Agreement are severable and the invalidity of all or any part of any term of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such term. If any term of this Agreement is so broad as to be unenforceable, such term shall be interpreted to be only so broad as is enforceable.

        Section 8.10 Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

        Section 8.11 Saturdays, Sundays and Holidays. Where this Agreement authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

        Section 8.12 Rules of Construction. In this Agreement, unless the context otherwise requires, words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

        Section 8.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

        Section 8.14 Governing Law. The validity, terms, performance and enforcement of this Agreement shall be governed by laws of the State of New York that are applicable to agreements negotiated, executed, delivered and performed solely in the State of New York.

        IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by its duly authorized officer on this 10th day of October 1996.


                                        TEXAS BIOTECHNOLOGY CORPORATION



                                        By:   /s/ D. B. MCWILLIAMS
                                           ----------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------



                                        LG CHEMICAL, LTD.



                                        By:  /s/ YUNG JAE CHOI
                                           ----------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------

                                   EXHIBIT A

                               ESCROW AGREEMENT

                               ESCROW AGREEMENT
                               ----------------

        THIS ESCROW AGREEMENT is entered into as of this 10th day of October 1996, by and among Texas Biotechnology Corporation, a Delaware corporation ("TBC"), LG Chemical, Ltd., a Korean corporation ("LG Chem"), and LG Securities ("LG Securities"), with its principal offices in Seoul, Korea (the "Escrow Agent").

                                  WITNESSETH:
                                  ----------

        WHEREAS, TBC AND LG Chem have agreed to enter into the Common Stock Purchase Agreement (the "Stock Purchase Agreement");

        WHEREAS, LG Chem has agreed that the shares of TBC's common stock, par value $.005 per share (the "Common Stock"), issued to LG Chem pursuant to
Section 2.2(a) of the Stock Purchase Agreement shall be held in escrow in accordance with this Escrow Agreement; and

        WHEREAS, LG Securities is designated to act as Escrow Agent for the parties hereto under the terms of this Escrow Agreement and pursuant to the terms of the Stock Purchase Agreement, the pertinent provisions of which are incorporated herein by reference.

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

        1. Appointment of Escrow Agent. TBC and LG Chem hereby appoint LG Securities as Escrow Agent and it hereby agrees to serve as Escrow Agent pursuant to the terms of this Escrow Agreement and the Stock Purchase Agreement.

        2. Deposit of Escrowed Stock. Pursuant to the terms of the Stock Purchase Agreement, TBC shall tender a certificate or certificates representing a total of 1,250,000 shares of Common Stock (the "Shares"), registered in the name of LG Chem, to the Escrow Agent on the Closing Date (as such term is defined in Section 2.1 of the Stock Purchase Agreement). The Shares are referred to herein as the "Escrowed Stock." The Escrow Agent shall hold the Escrowed Stock pursuant to the terms of this Escrow Agreement and the Stock Purchase Agreement.

        3. Administration and Investment of Escrowed Stock. The Escrow Agent agrees to receive and hold in escrow the Escrowed Stock pursuant to the terms of this Escrow Agreement and to perform the acts and duties imposed upon it under the terms and conditions of this Escrow Agreement. It is expressly agreed and understood by the parties hereto that the Escrow Agent shall not in any way be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation, or resulting from other actions taken pursuant to this Escrow Agreement.

        4. Disbursement of Escrowed Stock. Upon written notification from TBC and LG Chem that the Restricted Period (as such term is used in Section 2.3 of the Stock Purchase Agreement) has elapsed, the Escrow Agent shall, at LG Chem's direction, disburse the Escrowed Stock to LG Chem.

        5. Termination of Escrow Agreement. Upon delivery of all the Escrowed Stock, this Escrow Agreement shall terminate.

        6. Dividends and Voting Rights, etc. Any cash dividends which may be declared and paid by TBC in respect of the Escrowed Stock shall be paid by TBC to LG Chem in proportion to LG Chem's ownership of Escrowed Stock. LG Chem shall have the right to vote the Escrowed Stock during the time such shares are held in escrow pursuant to the terms hereof. All shares of Common Stock payable in respect of Escrowed Stock as a result of any stock split or other non-cash distributions (including a stock dividend) shall be deposited with the Escrow Agent by TBC.

        7. Deposit Records. The Escrow Agent shall forward all account records or statements related to the Escrowed Stock to TBC and LG Chem as soon as practicable upon receipt of the same. The Escrow Agent shall deliver to TBC and LG Chem, upon final disbursement of the Escrowed Stock, a complete accounting of all transactions relating to this Escrow Agreement. LG Chem shall be responsible for any taxes arising from dividends declared on the Escrowed Stock. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as the case may be.

        8. Scope of Undertaking. The Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying the Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrowed Stock and shall not be required to deliver the Escrowed Stock or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold and deliver the Escrowed Stock as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to LG Chem. The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 9 below, its own willful misconduct or gross negligence. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

        9. Reliance; Liability. The Escrow Agent may rely on, and shall not be liable for, following the instructions contained in any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. The Escrow Agent shall be responsible for holding and disbursing the Escrowed Stock pursuant to this Escrow Agreement; provided, however, that in no event shall the Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages (except those lost profits, savings or damages arising out of the Escrow Agent's willful misconduct) in excess of the Escrow Agent's fee hereunder and provided, further, that the Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or negligence of TBC, LG Chem, or any agent or correspondent or any other person selected by the Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof, for the identity or authority of any person executing this Escrow Agreement or any part hereof, or for depositing the Escrowed Stock.

        10. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Escrowed Stock, or should a substitute escrow agent fail to be designated as provided in Section 17 hereof, or if the Escrow Agent shall be in doubt as to what action to take, the Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrowed Stock until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event the Escrow Agent is a party to any dispute, the Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Escrowed Stock, then, as between (a) TBC and LG Chem on the one hand and (b) the Escrow Agent on the other, TBC and LG Chem hereby jointly and severally agree to reimburse the Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by the Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration.

        11. Indemnification. TBC and LG Chem hereby jointly and severally indemnify the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF TBC AND LG CHEM TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTY'S OWN NEGLIGENT ACTS OR OMISSIONS.

        12. Compensation and Reimbursement of Expenses. LG Chem hereby agrees to pay the Escrow Agent for its services hereunder the fee of one million (1,000,000) won. The Escrow Agent shall bear all out-of-pocket expenses incurred by it in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by the Escrow Agent. LG Chem shall be liable to the Escrow Agent for the payment of the Escrow Agent's fee of one million won. In the event LG Chem for any reason fails to pay such fee when due, such unpaid fee and shall be charged to and set off and paid from the Escrowed Stock by the Escrow Agent without any further notice.

        13. Lien. The Escrow Agent is hereby granted a lien upon, and security interest in, the right, title and interest in and to all of the Escrowed Stock, as security for the payment and performance of the parties' obligations owing to the Escrow Agent hereunder, including, without limitation, the parties' obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by the Escrow Agent without notice by charging, and setting off and paying from, the Escrowed Stock, as applicable, any and all amounts then owing to it pursuant to this Escrow Agreement or by appropriate foreclosure proceedings.

        14. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

                If to the Escrow Agent:


                LG Securities


                ---------------------------------

                ---------------------------------

                ---------------------------------

                ---------------------------------

                ---------------------------------

                If to TBC:

                Texas Biotechnology Corporation
                7000 Fannin, Suite 1920
                Houston, Texas 77030
                Attn:  President
                Telefax No.: (713) 796-8232
                Telephone No.: (713) 796-8822


                If to LG Chem:

                LG Chemical, Ltd.
                LG Twin Tower
                20, Yoido-dong, Yongdungpo-gu
                Seoul 150-721, Korea
                Attn:  Kyu D. Kim, Ph.D.
                Telephone: (02) 3773-7270
                Facsimile: (02) 3773-7967

        15. Consultation with Legal Counsel. The Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question, relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

        16. Governing Law. The validity, terms, performance and enforcement of this Agreement shall be governed by laws of the State of New York that are applicable to agreements negotiated, executed, delivered and performed solely in the State of New York.

        17.     Resignation.  The Escrow Agent may resign hereunder upon ten
(10) days' prior written notice to TBC and LG Chem. Upon the effective date of such resignation, the Escrow Agent shall deliver the Escrowed Stock to any substitute escrow agent designated by TBC and LG Chem in writing. If TBC and LG Chem fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, the Escrow Agent may institute a petition for interpleader. The Escrow Agent's sole responsibility after such 10-day notice period expires shall be to hold the Escrowed Stock (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent's obligations hereunder shall cease and terminate.

        18. Assignment. This Escrow Agreement shall not be assigned by either TBC or LG Chem without the prior written consent of the Escrow Agent (such assigns of TBC or LG Chem to which the Escrow Agent consents, if any, and the Escrow Agent's assigns being hereafter referred to collectively as "Permitted Assigns").

        19. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

        20. Termination. This Escrow Agreement shall terminate upon disbursement of all the Escrowed Stock in accordance with Section 4 hereof; provided, however, that in the event any fees, expenses, costs or otherwise, required to be paid to the Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 12 hereof shall survive the termination hereof and, provided further, that the last two sentences of Section 10 hereof and the provisions of Section 11 hereof shall, in any event, survive the termination hereof.

        21. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof. THIS ESCROW AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of TBC, LG Chem and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits. All capitalized terms used in this Escrow Agreement which are not otherwise defined herein shall have the meaning assigned to them in the Stock Purchase Agreement unless the context hereof otherwise requires.

        IN WITNESS WHEREOF, the parties have signed this Escrow Agreement as of the date first above written.



                        LG SECURITIES


                        By:  /s/ K. S. JUNG
                           --------------------------------------
                        Its: K. S. Jung, Executive Vice President
                            -------------------------------------



                        TEXAS BIOTECHNOLOGY CORPORATION


                        By:  /s/ D. B. MCWILLIAMS
                           --------------------------------------
                                David B. McWilliams, President



                        LG CHEMICAL, LTD.


                        BY:  /s/ YUNG JAE CHOI
                           --------------------------------------
                        Print Name:   Yung Jae Choi
                                   ------------------------------
                        Title:        President & C.E.O.
                              -----------------------------------